KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE – SUITE 1003 – NEW YORK, NY 10038 – TEL (212) 406-7CPA (7272) – FAX (212) 513-1930

                                                                                                                               September 23, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Gentlemen:

We have read Item 4.02 of Form 8-K dated September 23, 2009 of Mega Media Group, Inc. and are in agreement with the statements contained therein.

Sincerely,

Kempisty & Company,
Certified Public Accountants, P.C.
New York, New York